AMENDMENT NUMBER ONE

Amended and Restated Standard Terms and Provisions of Sale and Servicing Agreement

dated as of August 22, 2005 as amended and restated to and including December 1, 2006 by and between

RESIDENTIAL FUNDING COMPANY, LLC

and

DB STRUCTURED PRODUCTS, INC.

This AMENDMENT NUMBER ONE is made this 25th day of January, 2007, by and between RESIDENTIAL FUNDING COMPANY, LLC having an address at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437  (the “Seller”) and DB STRUCTURED PRODUCTS, INC. having an address at 60 Wall Street, New York, New York 10005 (the “Purchaser”), to the Amended and Restated Standard Terms and Provisions of Sale and Servicing Agreement, dated as of August 22, 2005 as amended and restated to and including December 1, 2006, by and between the Purchaser and the Seller (the “Agreement”).

RECITALS

WHEREAS, the Purchaser and the Seller desire to amend the Agreement, subject to the terms hereof, to modify the Agreement as specified herein; and

WHEREAS, the Purchaser and the Seller each have agreed to execute and deliver this Amendment Number One on the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.

Amendment.  Effective as of January 25, 2007, the Agreement is hereby amended as follows:

(a)

Section 1.01 of the Agreement is hereby amended by adding the following definitions:

Negative Amortization:  The portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Option ARM Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Option ARM Mortgage Loan.

Monthly Payment Adjustment Date:  With respect to each Option ARM Mortgage Loan, the date on which the Monthly Payment shall be adjusted.

Option ARM Mortgage Loan:  An Adjustable Rate Mortgage Loan which (i) provides the Mortgagor with multiple Monthly Payment options and (ii) may result in Negative Amortization, as set forth in the Program Guide.

(b)

Section 1.01 of the Agreement is hereby amended by deleting the “.” at the end of the definition of “Principal Balance” and replacing it with the language “, plus (iii) with respect to an Option ARM Mortgage Loan, the cumulative amount of any Negative Amortization, if any.”

(c)

Section 2.04(b)(xiv) of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“Unless the Mortgaged Property is located in the State of Iowa and an attorney’s certificate and/or a certificate of title guaranty has been obtained, each Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix) and (xxix) of this Section 2.04(b) and, with respect to each Mortgage Loan which is indicated by the Company to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) clause (d)) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (including, if the Mortgage Loan is an Option ARM Mortgage Loan which provides for Negative Amortization, the maximum amount of Negative Amortization in accordance with the Mortgage) and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate, Monthly Payment, and with respect to an Option ARM Mortgage Loan which provides for Negative Amortization, the Negative Amortization provisions of the Mortgage Note, unless the Mortgaged Property is located in the State of Iowa and an attorney’s certificate has been provided in accordance with Fannie Mae servicing practices and procedures.”

(d)

Section 2.04(b)(xxix) of the Agreement is hereby amended by adding the language “(including any Negative Amortization which may arise thereunder if the Mortgage is an Option ARM Mortgage Loan)” immediately following the language “Each Mortgage” in the first line of the first sentence thereof.

(e)

Section 2.04(b)(xxxvii) of the Agreement is hereby amended by adding the language “. Unless otherwise set forth in the Mortgage Loan Schedule, with respect to each Option ARM Mortgage Loan, the maximum amount of Negative Amortization in accordance with the Mortgage when combined with the original principal balance of the Option ARM Mortgage Loan shall not result in a Loan-to-Value Ratio in excess of 100%;” immediately before the “;” at the end thereof.

(f)

Section 2.04(b)(xl) of the Agreement is hereby amended by adding the language “which is not an Option Arm Mortgage Loan,” immediately following the language “With respect to each Mortgage Loan” in the first sentence thereof.

(g)

Section 2.04(b)(xli) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(xli)

With respect to each Mortgage Loan which is not an Option ARM Mortgage Loan, the Mortgage Note does not permit Negative Amortization.  With respect to each Option ARM Mortgage Loan, the related Mortgage Note requires a Monthly Payment, which is sufficient during the period following each Payment Adjustment Date, to fully amortize the outstanding principal balance as of the first day of such period (including any Negative Amortization) over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate;”

(h)

Section 2.04(b)(lv) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(lv)

With respect to each Mortgage Loan which is a Second Lien, (i) except as otherwise disclosed to the Owner in writing, the related first lien does not provide for Negative Amortization and is not an Option ARM Mortgage Loan, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;”

(i)

Subsection 3.21 of the Agreement is hereby amended by deleting the language “the loan evidencing the refinanced senior lien is not subject to negative amortization” in subpart (3) thereof and replacing it with the language “the loan evidencing the refinanced senior lien is not subject to Negative Amortization.”

(j)

Exhibit A to Exhibit A in the Agreement is hereby amended by deleting clause (33) of the definition of Mortgage Loan Schedule and replacing it with the following:

“(33) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, Option ARM, etc.);”

(k)

Exhibit A to Exhibit A in the Agreement is hereby amended by adding the following language immediately after clause (65) of the Mortgage Loan Schedule:

“(66) a code indicating whether the Mortgage Loan is an Option Arm Loan; and (67) the maximum amount of Negative Amortization permitted ..”

(l)

Schedule A to Exhibit B in the Agreement is hereby amended by deleting clause (33) of the definition of Mortgage Loan Schedule and replacing it with the following:

“(33) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, Option ARM, etc.);”

(m)

Schedule A to Exhibit B in the Agreement is hereby amended by adding the following language immediately after clause (65) of the Mortgage Loan Schedule:

“(66) a code indicating whether the Mortgage Loan is an Option Arm Loan; and (67) the maximum amount of Negative Amortization permitted ..”

SECTION 2.

Defined Terms.  Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 3.

Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.  This Amendment Number One shall apply to all Mortgage Loans subject to the Agreement notwithstanding that any such Mortgage Loans were purchased prior to the date of this Amendment Number One.

SECTION 4.

Governing Law. This Amendment Number One shall be construed in accordance with the laws of the State of New York and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflict of laws doctrine applied in such state (other than Section 5-1401 or 5-1402 of the New York General Obligations Law).

SECTION 5.

Counterparts. This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  An executed counterpart signature page delivered by facsimile shall have the same binding effect as an original signature page.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

RESIDENTIAL FUNDING COMPANY, LLC

 (Seller)

By:___________________________

Name:_________________________

Title:__________________________

DB STRUCTURED PRODUCTS, INC.

(Purchaser)

By:___________________________

Name:_________________________

Title:__________________________

By:___________________________

Name:_________________________

Title:__________________________